Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	At Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES FIRST QUARTER FISCAL
2015 EARNINGS OF $1.7 MILLION

•Basic and diluted EPS of $0.10 for the quarter
•Net non-covered organic loan growth of 16.0% over prior year
•Total risk-based capital ratio for the bank of 26.5% at December 31, 2014
•Tangible book value per share of $12.29 at December 31, 2014, up $0.63 year over year
•Nonperforming non-covered assets at 0.48% of total non-covered assets at December 31, 2014
•Repurchased 1.3 million shares for $14.2 million during the quarter

West Point, Georgia, January 29, 2015 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $1.7 million, or $0.10 per basic and diluted share, for the quarter ended December 31, 2014, compared with $1.6 million, or $0.07 per basic and diluted share, for the quarter ended December 31, 2013. The increase in net income was primarily attributable to lower noninterest expense and reduced provision for loan losses due to improved credit quality, partially offset by lower purchase discount accretion, net of amortization, of $520,000 for the quarter ended December 31, 2014. Earnings per share for the quarter ended December 31, 2014 also benefited from a lower weighted average number of common shares outstanding as a result of the share repurchases made since December 2013.

Quarterly Operating Results

The improvement in reported quarterly earnings for the first quarter of fiscal 2015 compared with the first quarter of fiscal 2014 resulted primarily from the following items:

•	Deposit expense decreased by $152,000, or 17.2%.

•	Borrowing expense decreased $48,000, or 7.4%.

•	The cost of deposits decreased to 48 basis points for the quarter ended December 31, 2014, compared to 53 basis points for the quarter ended December 31, 2013.

•	Net interest margin excluding accretion and amortization of loss share receivable was 3.14% for the quarter ended December 31, 2014 compared with 2.77% for the same quarter of fiscal 2014.

•	No provision required for non-covered loans compared to $300,000 for the same quarter of fiscal 2014.

Exhibit 99.1

•	Noninterest income, excluding a $1.1 million receipt due to a one time true-up of a contract in December 2013, increased by $570,000

•	Deposit and bankcard fee income increased by a combined $274,000.

•	Gain on sale of loans and loan servicing release fees increased by $195,000.

•	Legal and professional fees decreased by $313,000.

•	Net cost of operations of real estate owned decreased by $346,000.

The improvement was partially mitigated by the following items:

•	Net decrease to total interest income of $520,000 due to the impact of declining net purchase discount accretion and amortization.

•	The average yield on loans was 5.14% for the quarter ended December 31, 2014 compared to 5.55% for the quarter ended December 31, 2013.

•	Salaries and employee benefits expense increased by $313,000.

Chairman and CEO Robert L. Johnson said, “Core earnings continued to improve with $1.7 million in net income for the quarter despite $520,000 less of net discount accretion and amortization than the prior year quarter. We look forward to progressive revenue gains from growing the loan portfolio and non-interest income.”

Financial Condition

The Company's total assets were $979.8 million at December 31, 2014, a decrease of $30.6 million from September 30, 2014, due predominantly to the reduction of cash and cash equivalents as a result of the Company's share repurchase programs. Net non-covered loans grew $24.0 million, or 4.5%, to $560.7 million at December 31, 2014, from $536.7 million at September 30, 2014. At December 31, 2014, $67.0 million of net loans receivable were covered by FDIC loss sharing, down from $69.6 million at September 30, 2014, due to the continued progress through the resolution process on loss share assets as well as the expired loss share agreement.

Mr. Johnson continued, “We have been through an extended period of slow economic growth in our markets but signs of expansion are now evident in most areas. For the seventh straight quarter we have seen growth in loans, net of loans acquired from failed banks that are covered by FDIC loss share agreements. Our net (organic) loan portfolio grew by $24.5 million, or 4.6%, during the quarter ended December 31, 2014, and by $76.5 million, or 16.0% year over year. Continued loan portfolio growth is clearly important to realizing increased profitability through higher operating and capital leverage.”

Total deposits were $701.5 million at December 31, 2014, compared with $717.2 million at September 30, 2014 due primarily to a $12.8 million decrease in time deposits. Core deposits decreased from $486.2 million at September 30, 2014, to $483.3 million at December 31, 2014, due primarily to a decrease in transaction accounts.

Total stockholders' equity decreased to $213.2 million at December 31, 2014, compared to $225.0 million at September 30, 2014, due predominantly to $14.2 million of share repurchases during the first quarter of fiscal 2015.

Net Interest Income and Net Interest Margin

Net interest income decreased to $7.6 million for the quarter ended December 31, 2014, compared with $7.7 million for the quarter ended December 31, 2013. Interest income decreased by $289,000 due to lower average yields on loans and a decline in net discount accretion and amortization on acquired covered loans while interest expense decreased by $201,000 quarter over quarter primarily as a result of lower interest expense on certificates of deposit and borrowings. The Company's net interest margin, excluding the effects of purchase accounting, increased to 3.14% for the quarter ended December 31, 2014, compared with 2.77% for the quarter ended December 31, 2013. Net interest margin, including the impact of loss share accounting, increased to 3.47% for the quarter ended December 31, 2014, compared with 3.29% for the quarter ended December 31, 2013.

Exhibit 99.1

Provision for Loan Losses

The Company recorded no provision for loan losses on non-covered loans for the quarter ended December 31, 2014 due to an overall improvement in the non-covered loan portfolio compared to a provision of $300,000 for the same quarter in 2013. A provision of $4,000 was recorded on covered loans for the quarter ended December 31, 2014, compared to a provision of $2,000 for the same quarter in 2013.

Accounting for FDIC-Assisted Acquisitions

Mr. Johnson added, “We are in the stretch run of our non-single family loan loss sharing agreements with the FDIC covering three banks acquired with FDIC assistance. The first five year agreement ended last June, the second will end March 2015 and the last one has just 20 months left. The FDIC indemnification asset is down to $8.9 million indicating we are closing in on resolution of the acquired problem assets. We revise and evaluate the cash flows of the purchased loans to adjust the indemnification asset, discount accretion and amortization of the indemnification asset.”

Under purchase accounting rules, the company currently projects remaining discount accretion of $5.7 million and $1.7 million in amortization netting to approximately $4.0 million of future pre-tax income impact.

Noninterest Income and Expense

The gain on sale of loans, bankcard fees and other deposit fees improved while overall noninterest income decreased from the prior year quarter due to the inclusion in the prior year quarter of a one time true-up receipt from the completion and renegotiation of a processing contract in the quarter ended December 31, 2013 in the amount of $1.1 million.

Noninterest expense for the quarter ended December 31, 2014 decreased $464,000 compared with the same period in fiscal 2014, primarily attributable to declines in net cost of real estate owned and legal and professional fees of $346,000 and $313,000, respectively. These decreases were partially offset by an increase in salaries and employee benefits.

Asset Quality

Asset quality remained strong with nonperforming assets not covered by loss sharing agreements decreasing to 0.48% of total non-covered assets and the allowance for loan losses at 1.49% of total non-covered loans and 254.47% of nonperforming non-covered loans at December 31, 2014. The Company had net loan recoveries of $21,000 on non-covered loans for the quarter ended December 31, 2014, compared to net loan recoveries of $5,000 on non-covered loans for the same period in fiscal 2014.

Capital Management

During the quarter ended December 31, 2014, the Company repurchased 1.3 million shares for approximately $14.2 million, or $10.95 per share.

Mr. Johnson said, “Since December 2013, we have completed three stock buyback programs, whereby the Company repurchased a combined 4.9 million shares at a discount to tangible book value. Additionally, through our current repurchase program announced in September 2014 for up to 1.8 million shares, we repurchased 1.3 million shares during the first quarter of fiscal 2015. Collectively, the 6.2 million shares repurchased, or approximately 27% of our common stock, were purchased at a combined discount to tangible book value of $8.1 million.”

Mr. Johnson concluded, “We believe that our usage of cash to repurchase shares at a discount to tangible book value, along with our quarterly cash dividend, provides excellent stockholder value. In the coming quarters, we intend to organically grow our loan portfolio, improve profitability through the reduction of expenses, improve noninterest income, increase margins and explore the opportunity for accretive acquisitions.”

Exhibit 99.1

About Charter Financial Corporation

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank. On April 8, 2013, Charter Financial completed its conversion and reorganization from the mutual holding company form of organization to the stock holding company form of organization. CharterBank is headquartered in West Point, Georgia, and operates branches in West Central Georgia, East Central Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation.

Forward-Looking Statements
This release contains “forward-looking statements” that may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward-looking statements include, but are not limited to, statements regarding future growth, profitability, expense reduction, improvements in income and margins, and estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition (unaudited)

	December 31, 2014	September 30, 2014
Assets
Cash and amounts due from depository institutions	$11,132,323	$10,996,959
Interest-earning deposits in other financial institutions	37,599,236	88,465,994
Cash and cash equivalents	48,731,559	99,462,953
Loans held for sale, fair value of $2,247,435 and $2,090,469	2,201,343	2,054,722
Investment securities available for sale	191,995,254	188,743,273
Federal Home Loan Bank stock	3,442,900	3,442,900
Loans receivable:
Not covered under FDIC loss sharing agreements	570,662,644	546,570,720
Covered under FDIC loss sharing agreements	68,028,575	70,631,743
Allowance for loan losses (covered loans)	(1,012,679)	(997,524)
Unamortized loan origination fees, net (non-covered loans)	(1,444,721)	(1,364,853)
Allowance for loan losses (non-covered loans)	(8,494,197)	(8,473,373)
Loans receivable, net	627,739,622	606,366,713
Other real estate owned:
Not covered under FDIC loss sharing agreements	953,988	1,757,864
Covered under FDIC loss sharing agreements	4,554,134	5,557,927
Accrued interest and dividends receivable	2,498,125	2,459,347
Premises and equipment, net	20,316,105	20,571,541
Goodwill	4,325,282	4,325,282
Other intangible assets, net of amortization	452,548	423,676
Cash surrender value of life insurance	47,502,540	47,178,128
FDIC receivable for loss sharing agreements	8,924,035	10,531,809
Deferred income taxes	7,854,292	8,231,002
Other assets	8,285,345	9,254,001
Total assets	$979,777,072	$1,010,361,138

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$701,475,073	$717,192,200
FHLB advances	55,000,000	55,000,000
Advance payments by borrowers for taxes and insurance	644,078	1,312,283
Other liabilities	9,472,068	11,901,786
Total liabilities	766,591,219	785,406,269
Stockholders’ equity:
Common stock, $0.01 par value; 16,962,609 shares issued and outstanding at December 31, 2014 and 18,261,388 shares issued and outstanding at September 30, 2014	169,626	182,614
Preferred stock, $0.01 par value; 50,000,000 shares authorized at December 31, 2014 and September 30, 2014	—	—
Additional paid-in capital	105,789,844	119,586,164
Unearned compensation – ESOP	(5,551,193)	(5,984,317)
Retained earnings	112,800,450	111,924,543
Accumulated other comprehensive loss	(22,874)	(754,135)
Total stockholders’ equity	213,185,853	224,954,869

Total liabilities and stockholders’ equity	$979,777,072	$1,010,361,138
__________________________________

(1)	Financial information as of September 30, 2014 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended December 31,
	2014	2013
Interest income:
Loans receivable	$8,904,633	$8,154,690
Mortgage-backed securities and collateralized mortgage obligations	830,677	968,713
Federal Home Loan Bank stock	36,708	30,032
Other investment securities available for sale	44,853	18,807
Interest-earning deposits in other financial institutions	41,036	85,297
Amortization of FDIC loss share receivable	(888,911)	—
Total interest income	8,968,996	9,257,539
Interest expense:
Deposits	732,927	885,425
Borrowings	602,746	650,868
Total interest expense	1,335,673	1,536,293
Net interest income	7,633,323	7,721,246
Provision for loan losses, not covered under FDIC loss sharing agreements	—	300,000
Provision for covered loan losses	4,000	2,116
Net interest income after provision for loan losses	7,629,323	7,419,130
Noninterest income:
Service charges on deposit accounts	1,581,978	1,428,315
Bankcard fees	947,623	827,211
Gain on investment securities available for sale	684	—
Bank owned life insurance	324,413	307,701
Gain on sale of loans and loan servicing release fees	367,002	172,385
Brokerage commissions	154,304	144,525
FDIC receivable for loss sharing agreements accretion (impairment)	47,461	(89,742)
Other	142,502	1,326,019
Total noninterest income	3,565,967	4,116,414
Noninterest expenses:
Salaries and employee benefits	5,014,267	4,700,952
Occupancy	1,875,663	1,892,415
Legal and professional	240,626	553,947
Marketing	265,232	299,740
Federal insurance premiums and other regulatory fees	195,590	251,350
Net (benefit) cost of operations of real estate owned	(57,320)	288,802
Furniture and equipment	150,535	166,022
Postage, office supplies and printing	240,607	225,848
Core deposit intangible amortization expense	74,308	106,318
Other	736,281	714,682
Total noninterest expenses	8,735,789	9,200,076
Income before income taxes	2,459,501	2,335,468
Income tax expense	785,998	698,400
Net income	$1,673,503	$1,637,068
Basic net income per share	$0.10	$0.07
Diluted net income per share	$0.10	$0.07
Weighted average number of common shares outstanding	16,175,485	22,006,657
Weighted average number of common and potential common shares outstanding	16,709,543	22,527,837

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013

Consolidated balance sheet data:
Total assets	$979,777	$1,010,361	$1,040,237	$1,077,870	$1,079,911	$979,777	$1,079,911
Cash and cash equivalents	48,732	99,463	149,269	175,114	157,268	48,732	157,268
Loans receivable, net	627,740	606,367	582,403	572,040	576,567	627,740	576,567
Non-covered loans receivable, net	560,724	536,732	511,176	481,907	476,467	560,724	476,467
Covered loans receivable, net	67,016	69,635	71,227	90,133	100,100	67,016	100,100
Other real estate owned	5,508	7,316	9,345	10,744	11,996	5,508	11,996
Non-covered other real estate owned	954	1,758	1,331	849	1,054	954	1,054
Covered other real estate owned	4,554	5,558	8,014	9,895	10,942	4,554	10,942
Securities available for sale	191,995	188,743	185,040	201,578	208,064	191,995	208,064
Core deposits (2)	483,288	486,248	486,392	491,585	474,389	483,288	474,389
Total deposits	701,475	717,192	729,609	742,064	737,654	701,475	737,654
Borrowings	55,000	55,000	55,000	55,000	60,000	55,000	60,000
Total stockholders’ equity	213,186	224,955	243,414	270,265	273,164	213,186	273,164

Consolidated earnings summary:
Interest income	$8,969	$8,460	$9,007	$8,923	$9,257	$8,969	$9,257
Interest expense	1,336	1,378	1,386	1,430	1,536	1,336	1,536
Net interest income	7,633	7,082	7,621	7,493	7,721	7,633	7,721
Provision for loan losses on non-covered loans	—	—	—	—	300	—	300
Provision for loan losses on covered loans	4	(127)	(834)	(54)	2	4	2
Net interest income after provision for loan losses	7,629	7,209	8,455	7,547	7,419	7,629	7,419
Noninterest income	3,566	3,708	3,236	3,217	4,116	3,566	4,116
Noninterest expense	8,735	9,394	9,036	8,580	9,200	8,735	9,200
Income tax expense	786	481	870	693	698	786	698
Net income	$1,674	$1,042	$1,785	$1,491	$1,637	$1,674	$1,637

Per share data:
Earnings per share – basic	$0.10	$0.06	$0.09	$0.07	$0.07	$0.10	$0.07
Earnings per share – fully diluted	$0.10	$0.06	$0.09	$0.07	$0.07	$0.10	$0.07
Cash dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05	$0.05	$0.05

Weighted average basic shares	16,175	17,936	20,747	21,701	22,007	16,175	22,007
Weighted average diluted shares	16,710	18,446	21,301	22,224	22,528	16,710	22,528
Total shares outstanding	16,963	18,261	19,960	22,603	22,998	16,963	22,998

Book value per share	$12.57	$12.32	$12.20	$11.96	$11.88	$12.57	$11.88
Tangible book value per share	$12.29	$12.06	$11.95	$11.74	$11.66	$12.29	$11.66
__________________________________

(1)	Financial information as of September 30, 2014 has been derived from audited financial statements.

(2)	Core deposits include transaction accounts, money market accounts and savings accounts.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013

Not covered by loss share agreements
Loans receivable: (1)
1-4 family residential real estate	$157,340	$152,811	$139,803	$135,181	$133,331	$157,340	$133,331
Commercial real estate	313,658	300,556	284,591	271,156	267,818	313,658	267,818
Commercial	27,844	24,760	21,172	21,501	22,793	27,844	22,793
Real estate construction	67,196	63,485	58,459	47,112	45,200	67,196	45,200
Consumer and other	4,625	4,959	17,010	16,531	16,908	4,625	16,908
Total non-covered loans receivable	$570,663	$546,571	$521,035	$491,481	$486,050	$570,663	$486,050

Allowance for loan losses:
Balance at beginning of period	$8,473	$8,606	$8,431	$8,494	$8,189	$8,473	$8,189
Charge-offs	(88)	(342)	(238)	(93)	(68)	(88)	(68)
Recoveries	109	209	13	30	73	109	73
Provision	—	—	—	—	300	—	300
Transfer (2)	—	—	400	—	—	—	—
Balance at end of period	$8,494	$8,473	$8,606	$8,431	$8,494	$8,494	$8,494

Nonperforming assets: (3)
Nonaccrual loans	$3,274	$3,508	$4,243	$4,743	$4,975	$3,274	$4,975
Loans delinquent 90 days or greater and still accruing	64	736	238	—	—	64	—
Total nonperforming non-covered loans	3,338	4,244	4,481	4,743	4,975	3,338	4,975
Other real estate owned	954	1,758	1,331	849	1,053	954	1,053
Total nonperforming non-covered assets	$4,292	$6,002	$5,812	$5,592	$6,028	$4,292	$6,028

Troubled debt restructuring:
Troubled debt restructurings - accruing	$6,094	$6,154	$7,352	$7,603	$8,589	$6,094	$8,589
Troubled debt restructurings - nonaccrual	1,673	1,674	2,094	2,094	2,261	1,673	2,261
Total troubled debt restructurings	$7,767	$7,828	$9,446	$9,697	$10,850	$7,767	$10,850

Covered by loss sharing agreements
Nonperforming assets:
Other real estate owned	$4,554	$5,558	$8,014	$9,895	$10,942	$4,554	$10,942
Covered loans 90+ days delinquent (4)	5,434	5,315	3,156	8,825	8,661	5,434	8,661
Total nonperforming covered assets	$9,988	$10,873	$11,170	$18,720	$19,603	$9,988	$19,603
__________________________________

(1)
Includes previously acquired loans in the amount of $8.2 million, $8.6 million and $9.1 million at December 31, 2014, September 30, 2014 and June 30, 2014, respectively, related to the Neighborhood Community Bank non single-family loss sharing agreement with the FDIC that expired in June 2014.

(2)	Transfer of allowance related to acquired Neighborhood Community Bank non-single family loans upon expiration of the non-single family loss sharing agreement with the FDIC in June 2014.

(3)
Previously acquired loans that are no longer covered under the commercial loss sharing agreement with the FDIC are excluded from this table. Due to the recognition of accretion income established at the time of acquisition, acquired loans that are greater than 90 days delinquent or designated nonaccrual status are regarded as accruing loans for reporting purposes.

(4)	Covered loans contractually past due greater than ninety days are reported as accruing loans because of accretable discounts established at the time of acquisition.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013

Return on equity (annualized)	3.09%	1.78%	2.71%	2.19%	2.39%	3.09%	2.39%
Return on assets (annualized)	0.68%	0.41%	0.67%	0.55%	0.60%	0.68%	0.60%
Net interest margin (annualized)	3.47%	3.14%	3.26%	3.18%	3.29%	3.47%	3.29%
Net interest margin, excluding the effects of purchase accounting (1)	3.14%	2.95%	2.90%	2.85%	2.77%	3.14%	2.77%
Bank tier 1 leverage ratio	18.31%	17.67%	19.51%	19.25%	19.05%	18.31%	19.05%
Bank total risk-based capital ratio	26.46%	27.90%	32.93%	34.18%	33.83%	26.46%	33.83%
Effective tax rate	31.96%	31.58%	32.77%	31.73%	29.90%	31.96%	29.90%
Yield on loans	5.14%	5.05%	5.44%	5.41%	5.55%	5.14%	5.55%
Cost of deposits	0.48%	0.49%	0.49%	0.49%	0.53%	0.48%	0.53%

Ratios of non-covered assets:
Allowance for loan losses as a % of total loans	1.49%	1.55%	1.65%	1.71%	1.74%	1.49%	1.74%
Allowance for loan losses as a % of nonperforming loans	254.47%	199.64%	192.06%	177.76%	170.74%	254.47%	170.74%
Nonperforming assets as a % of total loans and REO	0.75%	1.09%	1.11%	1.14%	1.24%	0.75%	1.24%
Nonperforming assets as a % of total assets	0.48%	0.65%	0.62%	0.59%	0.64%	0.48%	0.64%
Net charge-offs as a % of average loans (annualized)	(0.01)%	0.10%	0.18%	0.05%	—%	(0.01)%	—%
__________________________________

(1)
Net interest income excluding accretion and amortization of loss share loans receivable divided by average net interest earning assets excluding average loan accretable discounts in the amount of $5.5 million, $6.1 million, $5.5 million, $3.5 million, and $4.4 million, for the quarters ended December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Fiscal Year to Date
	12/31/2014			12/31/2013
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$63,892	$41	0.26%	$133,312	$85	0.26%
FHLB common stock and other equity securities	3,460	37	4.24	3,940	30	3.05
Mortgage-backed securities and collateralized mortgage obligations available for sale	173,610	831	1.91	192,594	969	2.01
Other investment securities available for sale (1)	15,549	45	1.15	19,629	19	0.38
Loans receivable (1)(2)(3)(4)	624,082	7,343	4.71	588,105	6,962	4.74
Accretion and amortization of loss share loans receivable (5)		672	0.43		1,192	0.80
Total interest-earning assets	880,593	8,969	4.07	937,580	9,257	3.95
Total noninterest-earning assets	110,087			147,546
Total assets	$990,680			$1,085,126
Liabilities and Equity:
Interest-bearing liabilities:
NOW accounts	$166,124	$54	0.13%	$169,631	$47	0.11%
Bank rewarded checking	47,313	27	0.23	48,738	30	0.25
Savings accounts	48,232	2	0.02	47,877	3	0.03
Money market deposit accounts	125,302	69	0.22	130,433	70	0.21
Certificate of deposit accounts	224,592	581	1.04	268,962	735	1.09
Total interest-bearing deposits	611,563	733	0.48	665,641	885	0.53
Borrowed funds	55,381	603	4.35	60,000	651	4.34
Total interest-bearing liabilities	666,944	1,336	0.80	725,641	1,536	0.85
Noninterest-bearing deposits	95,240			73,201
Other noninterest-bearing liabilities	11,630			11,801
Total noninterest-bearing liabilities	106,870			85,002
Total liabilities	773,814			810,643
Total stockholders' equity	216,866			274,483
Total liabilities and stockholders' equity	$990,680			$1,085,126
Net interest income		$7,633			$7,721
Net interest earning assets (6)		$213,649			$211,939
Net interest rate spread (7)			3.27%			3.10%
Net interest margin (8)			3.47%			3.29%
Net interest margin, excluding the effects of purchase accounting (9)			3.14%			2.77%
Ratio of average interest-earning assets to average interest-bearing liabilities			132.03%			129.21%
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(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and, therefore, does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired in FDIC-assisted acquisitions and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting represents net interest income excluding accretion and amortization of loss share loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $5.5 million and $4.4 million for the three months ended December 31, 2014 and December 31, 2013, respectively.

(10)	Annualized.